Exhibit p.2

                                                     Effective February 15, 2005

                       American Fidelity Securities, Inc.
                         Access Persons' Code of Ethics
                                  (Rule 17j-1)

     American Fidelity Securities, Inc. (the "Company") has long maintained a policy of honest and ethical behavior, including a policy against certain personal trading activities. The Company's Access Persons' Code of Ethics (the "Code") further ensures that the Company's Access Persons (as defined below) will maintain this policy by requiring such persons to conduct their personal and professional affairs consistent with the guidance of ethics and professional standards set forth herein.

     The implementation and enforcement of the Code furthers the Company's primary objective, that is, to place the interests of the Company's clients first. The Code also ensures that all personal securities transactions will be conducted with integrity and distinction, in such a manner so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. Finally, the Code underscores the Company's fundamental concern that our personnel should avoid the appearance of impropriety and should not take advantage of their positions. Persons covered by the Code must adhere to these general principles as well as comply with the Code's specific provisions.

     Violation of the Code may result in civil and criminal liability, or both, under the federal securities laws. In addition, any transaction that is considered to have been improper, or that appears improper in light of subsequent developments, even though proper when made, is subject to reversal. Compliance with the Code is a condition of employment, and violation of the Code may be cause for termination of employment.

     Please take the time to read the Code carefully and direct any questions you may have to the Chief Compliance Officer. Please return a signed copy of the Code to the Chief Compliance Officer as indicated on the signature page, and retain a copy of the Code for your records.

I.   To Whom Does the Code Apply?

          Generally, the Code applies to "Access Persons". You are an "Access Person" if you are

          o    a member of the board of directors, or

          o    an officer

and in the ordinary course of business, you make, participate in or obtain information regarding the purchase or sale of Covered Securities by an investment company registered under the Investment Company Act of 1940 (a "Fund") or your functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.(1)

II.  What Activities are Restricted?

     A. Restrictions on Participation in Initial Public Offerings and Private Placements

          Access Persons may not acquire securities for personal benefit in an initial public offering or a private placement except upon the receipt of approval from the Company's Chief Compliance Officer. Any such person who has acquired securities in either an initial public offering or in a private placement must disclose the fact to the Company's Chief Compliance Officer if the person plays a material role in the Company's subsequent investment decision for a client account regarding the same issuer. After disclosure, the Company will provide for an independent review of the Company's investment decision by the Chief Compliance Officer.

     B. Receipt of Certain Gifts, Favors, or Preferential Treatment from Participants in the Securities Industry

          Access Persons may not receive gifts, favors or preferential treatment from anyone in the securities industry that is reasonably valued in excess of $100.00 annually. Additionally, any entertainment of Access Persons by anyone in the securities industry must be reasonable in cost, appropriate as to time and place, and not so frequent as to raise questions of impropriety.

     C.   Service as a Director or Trustee on the Board of a Publicly Traded
          Company

          Access Persons may serve as directors or trustees on the board of a publicly traded company upon prior approval from the Company's Chief Compliance Officer.

III. What Other Restrictions Apply?

     A. Mandatory Blackout Period for Personal Transactions in Restricted Securities

          The Company will maintain a list of Covered Securities that shall be deemed "Restricted Securities."

          An Access Person who has actual knowledge or who has reason to believe a Fund for which the Company is the principal underwriter has a pending "buy" or "sell" in a Restricted Security may not execute a transaction in that same security until that Fund's order is executed or withdrawn.

     B.   Reporting Requirements

          Access Persons must comply with the reporting requirements set forth below.


          1. Initial Holdings Reports - Must be submitted within 10 days of becoming an Access Person. The Chief Compliance Officer will notify you and supply you with the requisite form.

          2. Quarterly Transaction Reports - Must be submitted within 30 days of the end of the calendar quarter. The Chief Compliance Officer will notify you and supply you with the requisite form.

          3. Annual Holdings Reports - Must be submitted within 45 days of the end of the calendar year. The Chief Compliance Officer will notify you and supply you with the requisite form.

          Please note that you need NOT complete a quarterly report (1) if your broker trade confirmations and/or account statements that the Company receives would provide duplicate information regarding the relevant transactions, OR (ii) with respect to transactions effected pursuant to an automatic investment plan. Please confirm the adequacy of your broker trade confirmations and/or account statements with the Chief Compliance Officer .

     C.   "Covered Securities"; Exception to Certain Restrictions

          Please note, the mandatory blackout restrictions of Section III.A and the reporting requirements of Section III.B. apply only to Covered Securities and do not apply to direct obligations of the U.S. Government, bank certificates of deposit, or mutual funds shares.(2) "Covered Securities" include all securities except securities specifically discussed in this paragraph.

IV.  Compliance with the Code and Federal Securities Laws.

     Access Persons shall comply with the Code and with applicable federal securities laws at all times. It is unlawful for any affiliated person of the Company, in connection with the direct or indirect purchase or sale of a security held or being considered for purchase by a Fund for which the Company is the principal underwriter to (i) employ any device, scheme or artifice to defraud a Fund; (ii) make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (iii) engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or (iv) engage in any manipulative practice with respect to a Fund.

     If an Access Person observes or suspects any violation of the Code, applicable laws or regulations, the Access Person shall immediately report the violation to the Company's Chief Compliance Officer. Failure to report any such violation is itself a violation of the Code. If an Access Person has any question about whether a particular act or omission violates the Code, the Access Person should seek guidance from the Chief Compliance Officer.

     You will be asked to certify, on an annual basis, that you have read and that you understand the Code and you recognize you are subject to the Code. The Company will require you to certify annually that you have complied with the Code's requirements and that you have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code's requirements.

     The Company's management will prepare an annual report to the board of directors of any Fund for which the Company serves as investment advisor, (i) identifying any issues or material violations that have arisen under the Code or under any procedures adopted to ensure compliance with the Code, and (ii) certifying that the Company has adopted procedures reasonably necessary to prevent violation of the Code.

V.   Delivery of Code and Amendments.

     Upon the commencement of employment or other applicable service with the Company, the Company shall provide each Access Person with a copy of the Code and any amendments. The Company also shall provide a copy of any amendment to the Code to all Access Persons as soon as possible after such amendment becomes effective.


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(1)  17j-1(a)(1)(ii)
(2)  17j-(a)(4)

                                 ACKNOWLEDGMENT

     I certify that I have read and understand the Company's Access Persons' Code of Ethics and I recognize that I am subject to the Code. I have and will comply in all respects with the Code's requirements and I have disclosed or reported any personal securities transactions required to be disclosed or reported pursuant to the Code's requirements.







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                                   (signature)


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                                   (print name)

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                                   (date)



     Please return one executed copy of the Access Persons' Code of Ethics to the Company's Chief Compliance Officer, Katherine I. Leviant. Please retain an additional copy of the Code for your reference.